UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 19, 2008

UNION STREET ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-33281	20-5221262
(State of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

102 South Union Street
Alexandria, VA	22314
(Address of principal executive offices)	(Zip Code)
(703) 682-0730
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

ITEM 8.01 OTHER EVENTS
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EX-99.1: PRESS RELEASE

ITEM 8.01 OTHER EVENTS
     On November 19, 2008, Union Street Acquisition Corp. (the “Company”) issued a press release announcing that its stockholders have approved the Company’s previously-announced proposed dissolution and liquidation. The Company also announced that on November 20, 2008 the trustee of its trust account will make a distribution of the trust account as part of the Company’s plan of dissolution and liquidation in the amount of $8.09 per share of common stock to the holders of shares of common stock purchased in the Company’s initial public offering. The share transfer books of the Company were closed as of November 19, 2008.
     In connection with the distribution, the Company previously announced a record date of November 19, 2008 for the purposes of determining the stockholders of record entitled to receive the distribution.
     The Company has filed a certificate of dissolution with the Secretary of State of the State of Delaware for the purpose of effecting its dissolution and will be filing a Certificate of Termination of Registration on Form 15 with the Securities and Exchange Commission for the purpose of deregistering its securities under the Securities and Exchange Act of 1934, as amended. As a result, the Company will no longer be a public reporting company and its securities will cease trading on the NYSE Alternext US.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
     (d) Exhibits.

Exhibit	Description
99.1	Press release, dated November 19, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Date: November 19, 2008

UNION STREET ACQUISITION CORP.
By:	/s/ Brian Burke
Name:	Brian Burke
Title:	Chief Financial Officer

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